Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT, dated as of July 30, 2018 (this “Amendment No. 1”), is by and among SECURUS 365, INC., a Delaware corporation, EVANCE, INC., a Delaware corporation, EVANCE CAPITAL, INC., a Delaware corporation, OMNISOFT, INC., a Delaware corporation and CROWDPAY.US, INC., a New York corporation, as borrowers (each a “Borrower” and collectively, “Borrowers”), THE OLB GROUP, INC., a Delaware corporation, as parent guarantor (“Parent Guarantor”), the financial institutions or other entities from time to time party hereto, each as a Lender and GACP FINANCE CO., LLC as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and others have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of April 9, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, an Event of Default has occurred under the Credit Agreement (the “First Prepayment Default”) pursuant to Section 7.1(a) of the Credit Agreement as a result of Borrowers’ failure to make the First Repayment on July 15, 2018 as required by Section 1.1(b) of the Credit Agreement;

WHEREAS, Events of Default have occurred under the Credit Agreement (the “Reporting Defaults”) pursuant to Section 7.1(c) of the Credit Agreement as a result of (i) Borrowers’ failure to deliver to Agent all such monthly financial statements, information and certifications required by Section 5.15(b)(ii) of the Credit Agreement and (ii) Borrowers’ failure to deliver to Agent a Compliance Certificate signed by an Authorized Officer of Parent Guarantor, confirming compliance with the financial covenants set forth in Section 5.24 of the Credit Agreement as of the end of May, 2018 and June, 2018 as required by Section 5.15(c)(iv) of the Credit Agreement (the First Repayment Default and the Reporting Defaults being referred to together as the “Existing Defaults”);

WHEREAS, Section 10.5 of the Credit Agreement provides that, among other things, the Borrowers, the Agent and the Required Lenders may (i) make certain amendments to the Credit Agreement and the other Loan Documents for certain purposes and (ii) waive or release an Event of Default;

WHEREAS, the Loan Parties have requested that Agent and the Lenders waive the Existing Defaults and make certain amendments to the Credit Agreement, and Agent and the Lenders are agreeable to such request only on the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 1, Agent, Lenders signatory hereto and Loan Parties signatory hereto intend to evidence such amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including, but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.

2. Waiver of Existing Defaults. In reliance upon the representations and warranties of the Loan Parties set forth in Section 4 below and subject to the conditions to effectiveness set forth in Section 5 below, Agent and the Lenders hereby irrevocably waive the Existing Defaults. Each Loan Party acknowledges and agrees that (a) the waiver contained herein relates only to the Existing Defaults and is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (x) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of the Credit Agreement and the other Loan Documents, (y) waive any other existing or future Events of Default, or (z) prejudice any right or rights that Agent or the Lenders may have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (all of which rights and remedies are expressly reserved), except as expressly provided herein, and (b) the granting of the waiver hereunder shall not impose or imply an obligation on Agent or the Lenders to grant a waiver on any future occasion, whether on a similar matter or otherwise.

3. Amendments.

(a) Section 1.1(b)(i) of the Credit Agreement is hereby amended by replacing the reference to “July 15, 2018” therein with “July 30, 2018”.

(b) Section 1.8(a) of the Credit Agreement is hereby amended by replacing the first sentence thereof in its entirety with the following:

“Within one Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition in excess of $100,000 in any calendar year by any Loan Party or any of its Subsidiaries (including Net Cash Proceeds of insurance or arising from casualty losses or condemnations and payments in lieu thereof) of assets or other property other than sales of Inventory in the ordinary course of business and the Permitted MOMT Share Sale; provided, that, in the case of the Permitted MOMT Share Sale no Default or Event of Default has occurred or is continuing at the time such sale is consummated, then Borrowers shall prepay the outstanding principal amount of the Term Loan, in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions.”

(c) Section 5.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(a) Annual Financial Statements. (i) For the Fiscal Years ended December 31, 2016 and December 31, 2017, not later than August 23, 2018 and (ii) not later than ninety days after the close of each Fiscal Year thereafter, audited, consolidated financial statements of Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year audited (without qualification) by a firm of independent certified public accountants of recognized standing selected by Parent Guarantor but acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Parent Guarantor shall deliver to Agent a Compliance Certificate, (A) indicating whether Parent Guarantor is in compliance with each of the covenants specified in Section 5.24, and setting forth a detailed calculation of such covenants, and (B) indicating whether any Default or Event of Default is then in existence.”

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(d) Section 5.15(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(ii) (A) (1) not later than July 30, 2018 for the month ended May, 2018 and (2) not later than forty-five (45) days after the end of each month thereafter, including the last fiscal month of each Fiscal Year, unaudited interim consolidated financial statements of Parent Guarantor and its Subsidiaries as of the end of such fiscal month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such fiscal month and the then-elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year, in each case on a consolidated and consolidating basis, certified by an Authorized Officer of Parent Guarantor as prepared in accordance with GAAP. Concurrently with the delivery of such financial statements, Parent Guarantor shall deliver to Agent a Compliance Certificate, indicating whether (A) Parent Guarantor is in compliance with each of the covenants specified in Section 5.24, and setting forth a detailed calculation of such covenants, and (B) any Default or Event of Default is then in existence;”

(e) Section 5.15(c)(iv) of the Credit Agreement is hereby deleted in its entirety.

(f) Section 5.23(d) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(d) sell, transfer, return, or dispose of any Collateral or other assets with an aggregate value in excess of $100,000 in any calendar year other than Permitted Investments, the Permitted MOMT Share Sale and sales of Inventory in the ordinary course of business;”

(g) Section 5.23(n) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(n) make, or cause or suffer to permit any Loan Party or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness (except the Permitted Bridge Loan Indebtedness including payments of monthly interest as set forth in the Bridge Loan Note, or to the extent permitted pursuant to the terms of the definitive documentation evidencing such subordination, which documentation shall be reasonably acceptable to the Agent in all respects); provided, that no payment shall be permitted in respect of any Subordinated Indebtedness described in clause (b) of the definition thereof without the prior written consent of the Agent whether or not any express subordination arrangement exists in respect thereof and provided further, that, no payment shall be permitted in respect of any principal amount of Permitted Bridge Loan Indebtedness unless (i) (A) such payment is comprised solely of Net Cash Proceeds from the sale of MOMT Shares or (B) such payment occurs after the Second Repayment and (ii) no Default or Event of Default has occurred or is continuing at the time such payment is made;”

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(h) Section 5.23(o) of the Credit Agreement is hereby amended and restated in its entirety to read:

“(o) enter into any transaction with an Affiliate (other than a Loan Party) other than (i) the Bridge Loan and (ii) on arms-length terms disclosed to Agent in writing;”

(i) Schedule B to the Credit Agreement is hereby amended as follows:

(i) by adding the following definitions alphabetically:

““Bridge Loan Note” means that certain Subordinated Promissory Note dated as of the date hereof by and among Parent Guarantor, as borrower and John Herzog, an individual residing in the State of Connecticut, as lender, as in effect on the date hereof.”

““MOMT Shares” means, subject to adjustments for stock splits, stock dividends, recapitalizations, reclassifications or similar changes to such shares, 100,000 shares of common stock of MoneyOnMobile, Inc. beneficially owned by the Parent Guarantor.”

““Permitted Bridge Loan Indebtedness” means Indebtedness under the Bridge Loan Note; provided, that, all such Indebtedness is secured only by a Lien on the MOMT Shares and other property not constituting Collateral.”

““Permitted MOMT Share Sale” means the sale of all or substantially all of the MOMT Shares (in one or more transactions) to one or more Persons that are not Affiliates of any Loan Party, for fair market value.”

(ii) by adding the following new clause (m) to the definition of “Excluded Property” therein:

“; and (m) the MOMT Shares and any dividends or distributions on the MOMT Shares.”

(iii) by replacing the definition of “Permitted Indebtedness” therein in its entirety to read:

““Permitted Indebtedness” means: (i) the Obligations; (ii) the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (a) the principal amount thereof is not increased, and (b) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (iii) capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding; (iv) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business; (v) deferred compensation to officers, employees and directors existing as of the Closing Date in the amounts set forth on Section 6 of the Disclosure Schedule; (vi) the Permitted Bridge Loan Indebtedness and (vii) other Indebtedness in an amount not to exceed $100,000 at any time outstanding.”

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(iv) by replacing the definition of “Permitted Liens” therein in its entirety to read:

““Permitted Liens” means (a) purchase money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (iii) of the definition of Permitted Indebtedness; (b) Liens disclosed in Section 7 of the Disclosure Schedule; provided, however, that to qualify as a Permitted Lien, any such Lien described in Section 7 of the Disclosure Schedule shall only secure the Indebtedness that it secures on the Closing Date and any permitted refinancing in respect thereof; (c) liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained, provided the same have no priority over any of Agent’s security interests; (d) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; (e) liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (f) cash deposits or pledges of an aggregate amount not to exceed $100,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (g) pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance; (h) Liens on cash advances in favor of the seller of any property to be acquired in an Investment not prohibited under this Agreement to be applied against the purchase price for such Investment permitted by this Agreement; (i) purported Liens evidenced by the filing of precautionary UCC (or equivalent statutes) financing statements or similar public filings; (j) Liens for amounts pledged pursuant to processing agreements in the ordinary course of business, (k) the Lien in the MOMT Shares securing Permitted Indebtedness described under clause (vi) of the definition of Permitted Indebtedness and (j) Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed $100,000.”

4. Representations and Warranties. Each Loan Party, jointly and severally, hereby:

(a) reaffirms all representations and warranties made to Agent and Lenders under the Credit Agreement and all of the other Loan Documents and confirms that each of the representations and warranties made by Loan Parties in or pursuant to the Credit Agreement, the other Loan Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the other Loan Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of such date;

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(b) reaffirms all of the covenants contained in the Credit Agreement;

(c) represents and warrants that, other than the Existing Defaults, no Default or Event of Default has occurred and is continuing;

(d) represents and warrants that the execution, delivery and performance by each Loan Party of this Amendment No. 1 and the other documents, agreements and instruments executed by any Loan Party in connection herewith (collectively, together with this Amendment No. 1, the “Amendment Documents”) and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the charter or by-laws or other organizational or governing documents of such Loan Party or (ii) any law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(e) represents and warrants that no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by any Loan Party of any Amendment Document to which it is a party that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect; and

(f) represents and warrants that each Amendment Document has been duly executed and delivered by each Loan Party thereto. This Amendment No. 1 constitutes, and each other Amendment Document will constitute upon execution, the legal, valid and binding obligation of each Loan Party thereto enforceable against such Loan Party in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. Conditions Precedent. This Amendment No. 1 shall be effective upon the satisfaction of each of the following conditions precedent:

(a) Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Parent Guarantor, Agent and the Required Lenders;

(b) Agent shall have received counterparts of the Bridge Loan Note, duly authorized, executed and delivered by all parties thereto;

(c) Other than the Existing Defaults, no Default or Event of Default shall have occurred and be continuing; and

(d) The representations and warranties contained in Section 4 and in the Credit Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent expressly relating to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

6. General.

(a) Effect of this Amendment No. 1. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.

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(b) Fees. Borrower agrees to pay on demand all expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment No. 1.

(c) Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

(d) Waiver of Jury Trial. SECTION 10.16 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT NO. 1 MUTATIS MUTANDIS AND SHALL APPLY HERETO AS IF ORIGINALLY MADE A PART HEREOF.

(e) Binding Effect. This Amendment No. 1 shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.

(f) Counterparts, etc. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 1 by telecopier or by electronic transmission of a pdf formatted counterpart shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.

(g) Loan Document. This Amendment No. 1 constitutes a Loan Document.

(h) Reaffirmation. Each of the undersigned Loan Parties acknowledges (i) all of its Obligations under the Credit Agreement and each other Loan Document to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) its grant of security interests pursuant to the Loan Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment No. 1, (iii) the Obligations include, among other things and without limitation, the due and punctual payment of the principal of, interest on, and premium (if any) on the Loans and (iv) except as expressly provided herein, the execution of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Agent or any Lender, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

(i) Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party signatory hereto, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Amendment No. 1, both at law and in equity, which each Loan Party signatory hereto, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment No. 1, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

THE OLB GROUP, INC.,
as Parent Guarantor

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

SECURUS365, INC.,
as a Borrower

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

EVANCE, INC.,
as a Borrower

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

EVANCE CAPITAL, INC.,
as a Borrower

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

OMNISOFT, INC.,
as a Borrower

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

CROWDPAY.US, INC.,
as a Borrower

By:	/s/ Ronny Yakov
Name: Ronny Yakov
Title: CEO

Amendment No. 1 to Credit Agreement

AGENT:	GACP FINANCE CO., LLC, as Agent

	By:	/s/ John Ahn_
	Name:	John Ahn
	Title:	President

LENDERS:	GACP I, L.P., as Lender

	By:	/s/ John Ahn_
	Name:	John Ahn
	Title:	President

Amendment No. 1 to Credit Agreement